Exhibit 99.1

FOR IMMEDIATE RELEASE

PETRA ACQUISITION, INC. ANNOUNCES SECURITIES TO COMMENCE SEPARATE TRADING

New York, NY, November 10, 2020 – Petra Acquisition, Inc. (NASDAQ: PAICU) (the “Company”) announced today that separate trading of its shares of common stock and warrants underlying the Company’s units would commence on or about November 16, 2020. The common stock and warrants will be traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “PAIC” and “PAICW”, respectively. Units not separated will continue to be listed on Nasdaq under the symbol “PAICU.”

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Petra Acquisition, Inc.

Petra Acquisition, Inc.(Nasdaq: PAICU) is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, with an initial focus on target businesses in the healthcare or a healthcare-related industry. However, the Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:
Andreas Typaldos
Chief Executive Officer
Petra Acquisition, Inc.
(917) 622-5800